Exhibit 99.1

Contacts:	Jason Khoury	Stephanie Wakefield
	Public Relations	Director, Investor Relations
	650-385-5360	650-385-5261
	jkhoury@informatica.com	swakefield@informatica.com
INFORMATICA ANNOUNCES CORRECTION TO REPORTED WEIGHTED
AVERAGE DILUTED SHARES OUTSTANDING
REDWOOD CITY, Calif., July 24, 2006 — Informatica Corporation (NASDAQ: INFA) today announced an adjustment to the weighted average diluted shares outstanding included in the July 20, 2006 earnings release to correct a computational error related to the shares potentially convertible from the recently issued convertible notes. The weighted average shares outstanding (in thousands) for the second quarter of 2006 should have been 93,062 (GAAP) and 93,841 (Non-GAAP) and, for the six month period ending June 30, 2006, should have been 93,832 (GAAP) and 94,686 (Non-GAAP).
This adjustment has no impact on the second quarter GAAP net income, share-based payments, Non-GAAP earnings results, the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows. This correction does not impact Informatica’s business fundamentals or its outlook for future business. Informatica hereby reiterates guidance given on the July 20, 2006 earnings call.
The impact is limited to: (1) adjusting the GAAP net income per diluted share for the second quarter of 2006 from $0.09 to $0.08 and for the six months ending June 30, 2006 from $0.15 to $0.14; and (2) adjusting share-based payments per diluted share for the second quarter of 2006 from $0.03 to $0.04 and for the six months ending June 30, 2006 from $0.06 to $0.07 (as included in the reconciliation of GAAP to Non-GAAP net income per diluted share).
The corrected Condensed Consolidated Statements of Operations are attached to this press release, the corrected Non-GAAP Results are included in this press release and both are available at www.informatica.com/investor. For convenience, also attached to this press release are the unaffected Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows.

About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,600 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
Non-GAAP Results
(in thousands, except per share data and percentages)
(unaudited)
The following table reflects Informatica’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP Net income	$7,629	$7,641	$12,897	$11,950
Plus:
Amortization of acquired technology	544	233	996	469
Amortization of intangible assets	162	47	292	94
Facilities restructuring charges	1,129	70	2,278	1,628
Purchased in-process research and development	—	—	1,340	—
Share-based payments	3,420	224	6,420	462

Non-GAAP Net income	$12,884	$8,215	$24,223	$14,603

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Diluted net income per share:
Diluted GAAP Net income per share	$0.08	$0.09	$0.14	$0.13
Plus:
Amortization of acquired technology	0.01	0.00	0.01	0.00
Amortization of intangible assets	0.00	0.00	0.01	0.00
Facilities restructuring charges	0.01	0.00	0.02	0.02
Purchased in-process research and development	—	—	0.01	—
Share-based payments	0.04	0.00	0.07	0.01

Diluted Non-GAAP Net income per share	$0.14	$0.09	$0.26	$0.16

Shares used in computing diluted GAAP Net income per share	93,062	89,760	93,832	89,502
Shares used in computing diluted Non-GAAP Net income per share	93,841	89,760	94,686	89,502

Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to business fundamentals and future outlook. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; and (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended March 31, 2006, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of July 24, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica is a registered trademark of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
License	$36,851	$28,103	$69,655	$53,059
Service	43,959	36,102	84,212	69,537

Total revenues	80,810	64,205	153,867	122,596

Cost of revenues:
License	1,389	1,135	2,916	1,845
Service	15,003	11,387	28,184	21,868
Amortization of acquired technology	544	233	996	469

Total cost of revenues	16,936	12,755	32,096	24,182

Gross profit	63,874	51,450	121,771	98,414

Operating expenses:
Research and development	14,185	10,460	27,243	20,707
Sales and marketing	35,442	29,028	66,965	54,386
General and administrative	6,935	4,994	13,578	10,100
Amortization of intangible assets	162	47	292	94
Facilities restructuring charges	1,129	70	2,278	1,628
Purchased in-process research and development	—	—	1,340	—

Total operating expenses	57,853	44,599	111,696	86,915

Income from operations	6,021	6,851	10,075	11,499
Interest income and other, net	3,028	1,571	5,396	2,604

Income before provision for income taxes	9,049	8,422	15,471	14,103
Income tax provision	1,420	781	2,574	2,153

Net income	$7,629	$7,641	$12,897	$11,950

Net income per share:
Basic	$0.09	$0.09	$0.15	$0.14

Diluted	$0.08	$0.09	$0.14	$0.13

Weighted shares used to compute net income per share:
Basic	85,860	86,876	86,682	86,881

Diluted	93,062	89,760	93,832	89,502

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$189,455	$76,545
Short-term investments	229,527	185,649
Accounts receivable, net	48,042	50,533
Prepaid expenses and other current assets	11,730	9,342

Total current assets	478,754	322,069

Restricted cash	12,016	12,166
Property and equipment, net	17,207	21,026
Goodwill and intangible assets, net	136,875	85,229
Other assets	6,812	532

Total assets	$651,664	$441,022

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$48,429	$45,844
Accrued facilities restructuring charges	19,075	18,718
Deferred revenues	72,241	69,748

Total current liabilities	139,745	134,310

Convertible senior notes	230,000	—
Accrued facilities restructuring charges, less current portion	71,177	75,815
Deferred revenues, less current portion	8,793	8,167

Stockholders’ equity	201,949	222,730

Total liabilities and stockholders’ equity	$651,664	$441,022

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended
	June 30,
	2006	2005
Operating activities
Net income	$12,897	$11,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,968	4,467
Allowance for doubtful accounts and sales returns allowances	(33)	(203)
Share-based payments and amortization of stock-based compensation	6,420	462
Amortization of intangible assets and acquired technology	1,705	563
Impairment of property and equipment, net	1,035	—
Non-cash facilities restructuring charges	2,278	1,628
Purchased in-process research and development	1,340	—
Changes in operating assets and liabilities:
Accounts receivable	5,139	12,068
Prepaid expenses and other assets	(1,823)	(4,677)
Accounts payable and other current liabilities	(2,521)	(4,550)
Accrued facilities restructuring charges	(6,477)	(9,239)
Deferred revenue	2,505	5,817

Net cash provided by operating activities	27,433	18,286

Investing activities
Purchases of property and equipment	(1,879)	(6,892)
Purchases of investments	(200,205)	(117,842)
Maturities and sales of investments	156,365	93,635
Acquisition of business, net of cash acquired	(46,720)	—

Net cash used in investing activities	(92,439)	(31,099)

Financing activities
Proceeds from issuance of common stock	14,941	11,762
Repurchases and retirement of common stock	(61,559)	(12,217)
Issuance of convertible senior notes	230,000	—
Payment of issuance costs on convertible senior notes	(6,241)	—

Net cash provided by (used in) financing activities	177,141	(455)

Effect of foreign exchange rate changes on cash and cash equivalents	775	(1,506)

Net increase (decrease) in cash and cash equivalents	112,910	(14,774)
Cash and cash equivalents at beginning of period	76,545	88,941

Cash and cash equivalents at end of period	$189,455	$74,167